STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is made and entered into as of December 22, 2020 between Angelo Gordon & Co., L.P. (the “Shareholder”) and Bluegreen Vacations Holding Corporation (the “Company”).

WITNESSETH

WHEREAS, on June 17, 2020, the Company entered into a Rights Agreement with American Stock Transfer & Trust Company, LLC, as Rights Agent (as it may be amended and/or extended from time to time, the “Rights Agreement”) (Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Rights Agreement);

WHEREAS, subject to certain exceptions set forth in the Rights Agreement, a Person will become an Acquiring Person and, accordingly, trigger the exercisability of the Rights if such Person, together with all Related Persons of such Person, becomes the Beneficial Owner of 5% or more of (i) the shares of the Company’s Class A Common Stock outstanding, (ii) the shares of the Company’s Class B Common Stock outstanding, or (iii) the total number of shares of the Company’s Common Stock outstanding;

WHEREAS, pursuant to Section 1(a)(iii)(2) of the Rights Agreement, a Person will not be deemed an Acquiring Person and, accordingly, trigger the exercisability of the Rights based on an acquisition of shares which is approved in advance by the Company’s Board of Directors;

WHEREAS, by letter dated November 19, 2020 (the “Shareholder Letter”), the Shareholder has informed the Company that the Shareholder and its Related Persons Beneficially Own 765,471 shares of the Company’s Class A Common Stock (such shares, the “Current Beneficially Owned Class A Shares”) representing approximately 4.9% of the total number of shares of the Company’s Class A Common Stock outstanding;

WHEREAS, in the Shareholder Letter, the Shareholder has requested (the “Acquisition Approval Request”) that the Company’s Board of Directors approve, pursuant to Section 1(a)(iii)(2) of the Rights Agreement, the acquisition by the Shareholder and its Related Persons of a total of an additional 781,314 shares of the Company’s Class A Common Stock (such shares, as such share amount may be equitably adjusted to reflect any stock split, reverse stock split, recapitalization or similar transaction, the “Additional Class A Shares”) so that the Shareholder and its Related Persons may increase their collective Beneficial Ownership of the Company’s Class A Common Stock, inclusive of the Current Beneficially Owned Class A Shares and the Additional Class A Shares, to up to a maximum of 9.9% of the total number of shares of the Company’s Class A Common Stock outstanding, without becoming an Acquiring Person under the Rights Agreement and triggering the exercisability of the Rights; and

WHEREAS, the Shareholder is willing to enter into this Agreement in connection with its Acquisition Approval Request and the review and consideration thereof by the Company’s Board of Directors.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:

AGREEMENT

Section 1. Standstill Provisions.  The Shareholder hereby agrees that, if the Company’s Board of Directors approves the acquisition of the Additional Class A Shares, then, for so long as the Shareholder and its Related Persons collectively Beneficially Own 5% or more of the shares of the Company’s Class A Common Stock outstanding (the “Standstill Period”), without the prior written consent of the Company, the Shareholder will not, individually or collectively with any of its Related Persons, and the Shareholder will not cause any of its Related Persons, or permit any of its Controlled Affiliates (as defined below) to:

(a)other than the Current Beneficially Owned Class A Shares and the Additional Class A Shares, purchase or otherwise acquire or agree to acquire Beneficial Ownership of, or otherwise become the Beneficial Owner of, any shares of the Company’s Common Stock or other securities of the Company, or any option, forward contract, swap or any other securities convertible into or exercisable or exchangeable for that Common Stock or any rights or options to acquire any such Beneficial Ownership;

(b)nominate or seek to nominate any person to the Board of Directors of the Company or any of its subsidiaries, or otherwise act to seek to control, change or influence the composition of the Board of Directors of the Company or any of its subsidiaries, the management of the Company or any of its subsidiaries (including, without limitation, any change in management), or the policies or affairs of the Company or any of its subsidiaries;

(c)make, effect, initiate or cause (i) any tender or exchange offer for any securities of the Company or any of its subsidiaries or (ii) any merger, consolidation, business combination, share exchange, reorganization, recapitalization, restructuring, liquidation, dissolution or similar transaction or series of related transactions involving the Company or any of its subsidiaries;

(d)engage in any “solicitation” of “proxies” to vote (as such terms are used in Regulation 14 of the Securities Exchange Act of 1934, as amended) or consents to vote with respect to securities of the Company or any of its subsidiaries (whether or not any such solicitation relates to the election or removal of directors), or initiate, propose, encourage or otherwise solicit shareholders of the Company or any of its subsidiaries for the approval of any shareholder proposals;

(e)make any public statement or disclosure regarding any intent, purpose, plan or proposal with respect to any of the items set forth in clauses (a) – (d) above, or make any private statement or disclosure regarding any such intent, purpose, plan or proposal, including to the Company’s Board of Directors, or take any other action, that would reasonably be expected to require the Company or any subsidiary to make any public disclosure relating to any such intent, purpose, plan or proposal;

(f)   take any actions adverse to the Company or its management, including but not limited to the filing of or participation in litigation or class actions brought against them or proceedings seeking appraisal rights; provided that any investments made by funds managed or advised by the Shareholder or its Affiliates in real estate assets, and any actions taken in the ordinary course of business in connection with the management of such investments shall be deemed not to be adverse to the Company;

(g)take any action challenging the validity or enforceability of this Agreement, or publicly request that the Company or its Board of Directors amend or waive any provision of this Section 1; or

(h)seek to do, or enter into any discussions, arrangements, understanding or agreements (whether written or oral) with, or advise, finance, instigate, assist or encourage, any third party in connection with or in furtherance of, any of the foregoing items.

Section 2.  Voting.  On each matter submitted to a vote of the shareholders of the Company during the Standstill Period, the Shareholder shall either vote or cause to be voted all shares of the Company’s Common Stock over which the Shareholder or any of its Controlled Affiliates (as defined below) have voting power in accordance with the recommendation of the Company’s Board of Directors on such matter or shall abstain from voting the shares; provided, however, that if the shares are not voted, they will for purposes of any applicable appraisal rights be deemed to have been voted in accordance with such recommendation, it being agreed that any such appraisal rights are hereby waived by them.   For purposes of this Agreement,  “Controlled Affiliate” means any Person that directly or indirectly is under the control of,  is controlled by, or is under common control with, Shareholder by virtue of owning, controlling or holding power to vote 50% or more of the outstanding voting securities of such other Person or having the right to nominate a majority of the board of directors or similar governing body of such Person.

Section 3.  Sale of Shares.  During the Standstill Period, without the prior written consent of the Company, the Shareholder shall not sell or cause to be sold any shares of the Company’s Common Stock over which the Shareholder or any of its Related Persons has dispositive power other than in open market transactions on the New York Stock Exchange  (or on such principal stock exchange or trading market as the Company’s Class A Common Stock is then listed for trading) or in a  private transaction so long as any sale in a private transaction is not to any Person (other than an Exempt Person under the Rights Agreement) who the Shareholder reasonably believes after due inquiry Beneficially Owns, individually or collectively with such Person’s Related Persons, or as a result of such transaction would Beneficially Own, individually or collectively with such Person’s Related Persons, 5% or more of the then outstanding shares of the Company’s Class A Common Stock, Class B Common Stock, or total combined Common Stock.

Section 4. Additional Shareholder Representations, Acknowledgements and Agreements.

(a)The Shareholder hereby represents and warrant to the Company that, as of the date hereof, the Shareholder and its Related Persons collectively Beneficially Own 765,471 shares of the Company’s Class A Common Stock and have no other interest in the capital stock of the Company.

(b)The Shareholder agrees to use its reasonable best efforts to cause its Related Persons to comply in all respects with the provisions of this Agreement applicable to the Shareholder to the same extent as if such Related Persons were original parties hereto but in any event the Shareholder shall be responsible for any breach of the Agreement by a Controlled Affiliate.

(c)The Shareholder agrees that neither it nor any of its Controlled Affiliates will at any time make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any other action which might reasonably be expected to, directly or indirectly, disparage the Company or any of its subsidiaries or any of their respective officers, directors, managers, members, employees, partners, agents, representatives or other Affiliates, or the reputation, services or products of any of the foregoing Persons. The provisions of this Section 4(c) shall not apply to statements or information in pleadings or other filings made in connection with any claim or proceeding between the Shareholder or any of its Controlled Affiliates, on the one hand, and the Company or any of the other Persons identified in the first sentence of this Section 4(c), on the other hand, or to truthful testimony compelled by applicable law or legal process.

(d)The Shareholder acknowledges that it (i) initiated discussions with the Company regarding the Shareholder’s request to purchase the Additional Class A Shares and (ii) independently determined to seek to purchase the Additional Class A Shares and, in making such determination, did not request, receive or rely upon any information, statement or representation from the Company or anyone acting on the Company’s behalf, including, without limitation, with respect to the Company, the Company’s Common Stock (including the value thereof), or any of the Company’s subsidiaries, other than information in the Company’s filings with the Securities and Exchange Commission and other public communications.

Section 5.  No Obligation to Approve Request. The Shareholder acknowledges that nothing in this Agreement will obligate the Company’s Board of Directors to approve the acquisition of the Additional Class A Shares and that any such determination will be made in the sole discretion of the Company’s Board of Directors based on such factors and considerations as it deems appropriate, including, without limitation, the Shareholder Letter, the terms of this Agreement, and the factors set forth in Section 1(a)(iii)(2) of the Rights Agreement. For the avoidance of doubt, however, the restrictions applicable to, and obligations of, the Shareholder and its Related Persons set forth in Section 1,  Section 2 and Section 3 of this Agreement shall become effective and applicable only if (and in such case upon) the approval by the Company’s Board of Directors of the acquisition of the Additional Class A Shares.

Section 6.  Confidentiality. The parties hereby agree to keep this Agreement and its terms, and, if applicable, any approval by the Company’s Board of Directors of the acquisition of the Additional Class A Shares, strictly confidential and not to disclose any of the foregoing to any person outside of their respective organizations, except as required by law, including applicable securities laws and including, without limitation, Section 13 of the Securities and Exchange Act and the rules promulgated thereunder.  The confidentiality obligations of the parties hereunder shall become effective upon the full execution and delivery of this Agreement and shall survive any termination of this Agreement.

Section 7.  Specific Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement (without the necessity of posting any bond), this being in addition to any other remedy to which they may be entitled at law or in equity.

Section 8. Miscellaneous.

(a)Severability.  If any term, provision, covenant or restriction of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. Upon any such determination that any provision, covenant or restriction of this Agreement is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

(b)Entire Agreement; Assignment.  This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(c)Amendment.  This Agreement may be amended only by an agreement in writing executed by both parties. The Parties hereto may amend this Agreement without notice to or the consent of any third party, including any Related Person of the Shareholder.

(d)Notice.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile or by email (with affirmative confirmation of receipt by the receiving party), by registered or certified mail (with postage prepaid, return receipt requested) or by a nationally recognized courier service (with signed confirmation of receipt) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company:

Bluegreen Vacations Holding Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, FL 33301

Attention: Alan B. Levan

Email: alevan@bbxcapital.com

with a copy (which shall not constitute notice) to:

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, FL 33130
Attention:  Alison W. Miller
Email:  amiller@stearnsweaver.com

if to the Shareholder:

Angelo Gordon & Co., L.P.

245 Park Avenue

New York, NY 10167

Attention: Christopher Moore

Email: cmoore@angelogordon.com

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next Business Day, if sent by nationally recognized courier service for next Business Day delivery, or (iii) the Business Day received, if sent by facsimile, email or registered or certified mail (provided that any notice received by facsimile transmission, email or registered or certified mail at the addressee’s location on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day).

(e)Waiver.  Any waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed by the waiving party. No waiver shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement of this Agreement, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

(g)Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(h)Governing Law; Venue.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to the conflicts of laws principles thereof.  Jurisdiction.  Each of the parties irrevocably (i) consents to the exclusive jurisdiction of the state or federal courts located in Miami-Dade County, Florida in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of the parties in the negotiation, administration, performance and enforcement hereof, (ii) agrees that it will not attempt to deny or defeat personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of the parties in the negotiation, administration, performance and enforcement hereof other than a court located in Miami-Dade County, Florida, as described above, and (iv) consents to service being made through the notice procedures set forth in Section 8(d) above.

(i)WAIVER OF JURY TRIAL.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(j)Attorneys’ Fees.  If any action or proceeding is brought in any court by any party to enforce any provision of this Agreement, the prevailing party shall be entitled (in addition to any other rights and remedies that may be available) to recover from the non-prevailing party all of its reasonable costs and expenses incurred in connection with such action, including, without limitation, reasonable attorneys' and paralegals' fees and disbursements before and at trial and through all appeals and other proceedings.

(k)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Neither party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party,  except to a successor of all or substantially all of the business or assets of the assigning party.

(l)Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission, email in “portable documentation format” (“.pdf”) form, or other electronic transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each party caused this Agreement to be executed by its duly authorized officer, as of the date first above written.

BLUEGREEN VACATIONS HOLDING CORPORATION

By:	/s/ Alan B. Levan
	Name:	Alan B. Levan
	Title:	Chairman
	Date:	December 29, 2020

Angelo Gordon & Co., L.P.

By:	/s/ Frank Stadelmaier
	Name:	Frank Stadelmaier
	Title:	Authorized Signatory